
<ARTICLE> 5
<LEGEND>
This schedule for Krupp Associate 1980-1 contains summary financial extracted from teh financial statements for the quarter ended March 31, 1997 and is qualified in its entirety be reference to such finanical.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                          72,891
<SECURITIES>                                         0
<RECEIVABLES>                                    3,603
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               197,493
<PP&E>                                       4,977,518<F1>
<DEPRECIATION>                             (2,812,442)<F2>
<TOTAL-ASSETS>                               2,439,063
<CURRENT-LIABILITIES>                        1,008,033
<BONDS>                                      3,468,841<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (2,037,811)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,439,063
<SALES>                                              0
<TOTAL-REVENUES>                               265,543<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               218,037<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              89,970
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (42,464)<F7>
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F7>Net loss allocated ($424) to the General Partners and ($42,040) to the Limited
Partners.
<F6>Total operating expenses of $138,891, real estate taxes of $34,500 and depreciation and amortization of $44,646.
<F5>Represents total revenue of the Parntership.
<F4>Total deficit of General Partners ($1,286,899) and Limited Partners ($750,912).
<F2>Includes depreciation of ($2,774,040) and amortization of deferred expenses of
($38,402).
<F1>Includes multi-family complex of $4,830,893 and deferred expenses of $146,625.
<F3>Represents mortgage note payable of $2,211,456 and notes to an affiliated party of $1,257,385.

